UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

216 South Broadway, Suite 202

Minot, North Dakota 58701

(Address of principal executive offices)

(701) 837-1031

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On September 20, 2012, INREIT Real Estate Investment Trust (“Trust”) and INREIT Properties, LLLP, the Trust’s operating partnership, amended their Second Amended and Restated Advisory Agreement with INREIT Management, LLC, the Advisor (“Restated Advisory Agreement”).

The Restated Advisory Agreement, effective as of January 1, 2012, amends the fees and compensation that may be received by the Advisor during the year 2012. The revised fees and compensation as approved by the Board of Trustees on April 26, 2012 were previously disclosed in the Trust’s Definitive Proxy Statement filed with the SEC on April 27, 2012 under the section titled “Executive Compensation.” On September 20, 2012, the parties further agreed to the Advisor’s compensation to include fees for real estate development services to the Trust or operating partnership (“Development Fees”). Should the Trust or operating partnership request the Advisor provide development services, the Advisor shall be entitled to a Development Fee for those services. Development Fees will be calculated on a regressive sliding scale (starting at 5% and declining to 3%) based on the total project cost, excluding the cost of land. Development Fees will be paid when the Advisor delivers a certificate of occupancy for the project, subject to a 10% holdback. The holdback, if any, will be withheld until the project achieves a mutually agreed upon financial performance target. Neither party expects any Development Fees will be paid in 2012.

The above description is qualified entirely by reference to the Restated Advisory Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Advisory Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 25, 2012

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President